UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 27, 2009

GENERAL MOTORS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	38-0572515
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan	48265-3000
(Address of Principal Executive Offices)	(Zip Code)

(313) 556-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The U.S. Government previously announced that it would establish a warranty program (the “Warranty Program”) pursuant to which a separate account would be created and funded with cash contributed by GM and a loan from the U.S. Treasury to ensure the payment for repairs covered by GM’s limited warranty obligations in respect of each new vehicle (the “Subject Vehicles”) sold to retail customers in the United States and Mexico by GM during GM’s restructuring period.

On May 27, 2009, GM entered into Amendment Number Four (“Amendment Four”) to the Loan and Security Agreement dated as of December 31, 2008 (as amended, the “Loan Agreement”) between GM, as borrower, and the U.S. Treasury, as lender. Amendment Four increased the aggregate maximum amount available for GM to borrow under the Loan Agreement by $360.6 million to $19.76 billion. On May 29, GM borrowed $360.6 million under the Loan Agreement (the “Warranty Advance”) and delivered an additional note payable to the U.S. Treasury (the “Additional Note”) in a principal amount of $24.1 million as additional compensation for the Warranty Advance, pursuant to the terms of the Warrant Agreement dated as of December 31, 2008 between GM and the U.S. Treasury. The proceeds of the Warranty Advance funded the separate account associated with the Warranty Program that was established by GM Warranty LLC (“GM Warranty”), a new special purpose subsidiary of GM that was formed for purposes of the Warranty Program. Also on May 29, 2009 we made a cash contribution to GM Warranty of $49.2 million.

The Warranty Advance bears an interest rate per annum equal to the three-month LIBOR rate plus 3.5%, and is scheduled to mature 36 months after the end of GM’s restructuring period. The Additional Note is due on December 30, 2011, and bears interest, payable quarterly, at a rate per annum equal to the three-month LIBOR rate plus 3.5%. The Warranty Advance and the Additional Note are each subject to the same events of default applicable to all other advances and additional notes under the Loan Agreement, except that a bankruptcy of GM will not cause an automatic acceleration of the Warranty Advance.

GM’s obligations under the Warranty Advance are only guaranteed by, and are only secured by the assets of, GM Warranty. This $409.8 million of cash at GM Warranty (comprised of the $360.6 million Warranty Advance and the $49.2 million GM contribution) equals 125% of the costs projected by us to be required to satisfy anticipated claims under the limited warranty issued on the Subject Vehicles during GM’s restructuring period. As required by the Loan Agreement, prior to receiving the Warranty Advance, GM provided a statement describing its intended use of the proceeds of the Warranty Advance.

ITEM 1.01	Entry into a Material Definitive Agreement

On June 1, 2009, GM and its subsidiaries General Motors Nova Scotia Finance Company (“GM Nova Scotia”), General Motors of Canada Limited (“GM of Canada”) and General Motors Nova Scotia Investments Limited entered into a lock up agreement (the “Agreement”) with certain holders (the “Participating Holders”) of GM Nova Scotia’s 8.375% guaranteed notes due December 7, 2015 and 8.875% guaranteed notes due July 10, 2023 issued by GM Nova Scotia which are guaranteed by GM (the “Nova Scotia Notes”). The Agreement provides for contingent settlement of the case Aurelius Capital Partners LP et al v. General Motors Corporation et al, initiated on March 2, 2009 in the Supreme Court of Nova Scotia and for a release of all defendants to that proceeding.

Under the Agreement, the Participating Holders also agreed to vote in favor of an extraordinary resolution where the holders of Nova Scotia Notes waive all rights and claims against GM Nova Scotia in respect of the intercompany loan obligations in the principal amount of C$1,334,064,000 owed by GM of Canada to GM Nova Scotia. The Participating Holders hold more than two thirds of the aggregate principal amount of each series of Nova Scotia Notes, which is the amount required to pass an extraordinary resolution. The extraordinary resolution is expected to be voted on at a forthcoming meeting of holders of Nova Scotia Notes.

If such extraordinary resolution is successfully passed, GM Nova Scotia will make a cash payment of £366.46 per £1,000 par value of outstanding Nova Scotia Notes due 2015 and £380.17 per £1,000 par value of outstanding Nova Scotia Notes due 2023. The funding for such payment will be provided by GM of Canada and in connection therewith the intercompany loan obligations owed by GM of Canada to GM Nova Scotia will be extinguished. The cash payment will not reduce the principal amount outstanding of the Nova Scotia Notes and the GM guarantee will remain in force.

The Agreement further acknowledges the existence of a deficiency claim in an amount sufficient (if paid in full) for GM Nova Scotia to pay its debts and liabilities, including those with respect to the Nova Scotia Notes, running from GM Nova Scotia to GM, that will not be reduced by the settlement payment. The Agreement further provides that, under certain circumstances, GM will subordinate its claims against GM Nova Scotia to that deficiency obligation.

As part of the foregoing transaction and subject to a confidentiality agreement, the Participating Holders received certain financial information with respect to GM of Canada (the “Subject Financial Information”). GM is furnishing the Subject Financial Information in Exhibit 99.1 to this Form 8-K. This information consists of certain preliminary unaudited financial information with respect to GM of Canada as of and for the year ending December 31, 2008 and certain previously reported and preliminary unaudited financial information of GM of Canada as of and for the year ending December 31, 2007. The Subject Financial Information is prepared in accordance with accounting principals generally accepted in Canada and does not purport to show the financial statements of GM of Canada in accordance with accounting principals generally accepted in the United States of America (“U.S. GAAP”) and, therefore, certain information would be different under U.S. GAAP. GM cautions readers not to place undue reliance on the Subject Financial Information. Additionally, the columns not identified as previously reported are preliminary, unaudited information and subject to adjustment. GM does not undertake any duty to update the Subject Financial Information. The furnishing of the information set forth in Exhibit 99.1 is not intended to, and does not, constitute a determination or confirmation as to the materiality or completeness of such information or its adequacy for any purpose.

ITEM 9.01	Financial Statements and Exhibits

Number	Description
99.1	General Motors of Canada Limited Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION (Registrant)

June 1, 2009	By:	/s/ Nick S. Cyprus
(Date)		Nick S. Cyprus Controller and Chief Accounting Officer

EXHIBIT INDEX

Number	Description
99.1	General Motors of Canada Limited Financial Information